Exhibit 16.1

April 27, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

We have read the statements made by Data Call Technologies, Inc.  (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report to be filed for the month of April 2007. We agree with such statements made insofar as they relate to our Firm.

Very truly yours,

/s/ R.E. Bassie & Company
R.E. Bassie & Company
Houston, Texas